                                                              EXHIBIT 25.5

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                       _________________________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

       A NATIONAL BANKING ASSOCIATION                         36-0899825
                                                           (I.R.S. EMPLOYER
                                                        IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                    60670-0126
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      ___________________________________

                              SUNTRUST BANKS, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



              GEORGIA                                        58-1575035
   (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)


      303 PEACHTREE STREET, N.E.
          ATLANTA, GEORGIA                                       30308
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


                 PREFERRED GUARANTEE OF PREFERRED SECURITIES OF
                              SUNTRUST CAPITAL II
                       (TITLE OF INDENTURE SECURITIES)

ITEM 1.          GENERAL INFORMATION.  FURNISH THE FOLLOWING
                 INFORMATION AS TO THE TRUSTEE:

                 (A)  NAME AND ADDRESS OF EACH EXAMINING OR
                 SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                 Comptroller of Currency, Washington, D.C.,
                 Federal Deposit Insurance Corporation,
                 Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                 (B)  WHETHER IT IS AUTHORIZED TO EXERCISE
                 CORPORATE TRUST POWERS.

                 The trustee is authorized to exercise corporate trust powers.

ITEM 2.          AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                 IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                 SUCH AFFILIATION.

                 No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                 1. A copy of the articles of association of the trustee now in effect.*

                 2. A copy of the certificates of authority of the trustee to commence business.*

                 3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                 4.  A copy of the existing by-laws of the trustee.*

                 5.  Not Applicable.

                 6.  The consent of the trustee required by
                     Section 321(b) of the Act.

                 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                 8.  Not Applicable.

                 9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 14th day of April, 1997.


                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                  TRUSTEE

                                  BY       /S/ RICHARD D. MANELLA

                                           RICHARD D. MANELLA
                                           VICE PRESIDENT





* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                               April 14, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of a Guarantee of SunTrust Banks, Inc., relating to the Preferred Securities of SunTrust Capital II, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  THE FIRST NATIONAL BANK OF CHICAGO

                                  BY:      /S/ RICHARD D. MANELLA

                                           RICHARD D. MANELLA
                                           VICE PRESIDENT

                                                            EXHIBIT 7

Legal Title of Bank:      The First National Bank of Chicago         Call Date: 09/30/96  ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Ste 0460                                              Page RC-1
City, State  Zip:         Chicago, IL  60670
FDIC Certificate No.:     0/3/6/1/8
                          ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1996

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                          DOLLAR AMOUNTS IN                   C400
                                                                              THOUSANDS             RCFD   BIL MIL THOU         <-
                                                                          -----------------         ----   ------------        ----
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):
     a. Noninterest-bearing balances and currency and coin(1)                                        0081     4,041,784         1.a.
     b. Interest-bearing balances(2)  . . . . . . . . . . . . .                                      0071     5,184,890         1.b.
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)                                    1754             0         2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D)                                 1773     3,173,481         2.b.
3.   Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal Funds sold  . . . . . . . . . . . . . . . . . .                                      0276     3,505,874         3.a.
     b. Securities purchased under agreements to resell   . . .                                      0277       145,625         3.b.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule
     RC-C)        . . . . . . . . . . . . . . . . . . . . . . .              RCFD 2122 22,835,958                               4.a.
     b. LESS: Allowance for loan and lease losses   . . . . . .              RCFD 3123    418,851                               4.b.
     c. LESS: Allocated transfer risk reserve   . . . . . . . .              RCFD 3128          0                               4.c.
     d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c)  . . . . . . . . .                                      2125    22,417,107         4.d.
5.   Assets held in trading accounts  . . . . . . . . . . . . .                                      3545     8,121,948         5.
6.   Premises and fixed assets (including capitalized leases)                                        2145       707,971         6.
7.   Other real estate owned (from Schedule RC-M)   . . . . . .                                      2150         9,184         7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)   . . . . . . . . . . . . .                                      2130        53,803         8.
9.   Customers' liability to this bank on acceptances outstanding                                    2155       626,690         9.
10.  Intangible assets (from Schedule RC-M)   . . . . . . . . .                                      2143       310,246        10.
11.  Other assets (from Schedule RC-F)  . . . . . . . . . . . .                                      2160     1,658,123        11.
12.  Total assets (sum of items 1 through 11)   . . . . . . . .                                      2170    49,956,726        12.

__________________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:   The First National Bank of Chicago            Call Date:   09/30/96 ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460                                                  Page RC-2
City, State  Zip:      Chicago, IL  60670

FDIC Certificate No.:  0/3/6/1/8
                       ---------

SCHEDULE RC-CONTINUED
                                                                    DOLLAR AMOUNTS IN
                                                                         Thousands                      BIL MIL THOU
                                                                    -----------------                   ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)   . . . . . . . . . . . . .                            RCON 2200    22,369,341        13.a.
        (1) Noninterest-bearing(1)  . . . . . . . . . . . . . .     RCON 6631  9,726,987                                  13.a.(1)
        (2) Interest-bearing  . . . . . . . . . . . . . . . . .     RCON 6636 12,642,354                                  13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)  . . . . . . . . . .                            RCFN 2200    10,026,286        13.b.
        (1) Noninterest bearing   . . . . . . . . . . . . . . .     RCFN 6631    336,746                                  13.b.(1)
        (2) Interest-bearing  . . . . . . . . . . . . . . . . .     RCFN 6636  9,689,540                                  13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
     its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal funds purchased   . . . . . . . . . . . . . . .                            RCFD 0278       884,553        14.a.
     b. Securities sold under agreements to repurchase  . . . .                            RCFD 0279       717,211        14.b.
15.  a. Demand notes issued to the U.S. Treasury  . . . . . . .                            RCON 2840        14,120        15.a.
     b. Trading Liabilities   . . . . . . . . . . . . . . . . .                            RCFD 3548     5,409,585        15b.
16.  Other borrowed money:
     a. With original maturity of one year or less  . . . . . .                            RCFD 2332     3,414,577        16.a.
     b. With original maturity of more than one year  . . . . .                            RCFD 2333        46,685        16b.
17.  Mortgage indebtedness and obligations under capitalized
     leases       . . . . . . . . . . . . . . . . . . . . . . .                            RCFD 2910       285,671        17.
18.  Bank's liability on acceptance executed and outstanding  .                            RCFD 2920       626,690        18.
19.  Subordinated notes and debentures  . . . . . . . . . . . .                            RCFD 3200     1,250,000        19.
20.  Other liabilities (from Schedule RC-G)   . . . . . . . . .                            RCFD 2930     1,005,205        20.
21.  Total liabilities (sum of items 13 through 20)   . . . . .                            RCFD 2948    46,049,924        21.
22.  Limited-Life preferred stock and related surplus   . . . .                            RCFD 3282             0        22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus  . . . . . .                            RCFD 3838             0        23.
24.  Common stock   . . . . . . . . . . . . . . . . . . . . . .                            RCFD 3230       200,858        24.
25.  Surplus (exclude all surplus related to preferred stock)                              RCFD 3839     2,925,894        25.
26.  a. Undivided profits and capital reserves  . . . . . . . .                            RCFD 3632       770,670        26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        securities  . . . . . . . . . . . . . . . . . . . . . .                            RCFD 8434        10,194        26.b.
27.  Cumulative foreign currency translation adjustments  . . .                            RCFD 3284          (814)       27.
28.  Total equity capital (sum of items 23 through 27)  . . . .                            RCFD 3210     3,906,802        28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)  . . . . . . . . . .                            RCFD 3300    49,956,726        29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external
                                                                                                        Number
                                                                                                       -------
     auditors as of any date during 1995  . . . . . . . . . . . . . . .                 RCFD 6724       N/A         M.1.

1 =  Independent audit of the bank conducted in accordance        4. =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank          authority)
2 =  Independent audit of the bank's parent holding company       5 =   Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing           auditors
     standards by a certified public accounting firm which        6 =   Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company               auditors
     (but not on the bank separately)                             7 =   Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in              8 =   No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

-------------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.